HeartBeam Appoints Alan Baumel as Chief Operating Officer
Commercial Medical Device Veteran to Lead Rollout of HeartBeam Platform Technology
SANTA CLARA, CA – December 22, 2021 -- HeartBeam, Inc. (NASDAQ: BEAT), a developmental stage digital healthcare company with a proprietary ECG telemedicine technology to bring new capabilities to cardiovascular disease, has appointed Alan Baumel as Chief Operating Officer.
For over 35 years, Mr. Baumel has built a reputation as a highly experienced product development, manufacturing, quality assurance, and regulatory affairs professional. He has a strong record of ensuring efficient and successful product commercial approvals and launches at small and large organizations. Before joining HeartBeam, Mr. Baumel was Program Director of the Case for Quality Collaborative Community at Medical Device Innovation Consortium, where he elevated the focus of all medical device stakeholders from baseline quality and regulatory compliance to sustained, predictive practices that advance medical device quality and safety to achieve better patient outcomes. Previously he was Senior Vice President overseeing Product Development, Manufacturing, Quality Assurance, and Regulatory Affairs at Bardy Diagnostics (acquired by Hillrom), a medical device venture that developed the first and only P-wave centric ambulatory ECG monitor. He has also served with multiple medical device companies, including W. L. Gore & Associates, Ablation Frontiers (acquired by Medtronic), and Cameron Health (acquired by Boston Scientific).
As Chief Operating Officer, which is a new role at HeartBeam, Mr. Baumel will lead product development, manufacturing, quality assurance, and regulatory affairs.
“On behalf of our board and management team, we are privileged to be welcoming Alan to our Company, bringing over three decades of leadership in the medical device industry working to deliver products to market,” said Branislav Vajdic, PhD, Chief Executive Officer and Founder of HeartBeam. “His extensive experience and industry knowledge will be instrumental in accelerating our commercialization path and FDA product development. Alan’s deep experience, particularly with cardiac devices, is an ideal fit for our heart attack detection and monitoring technology solutions. Alan will not only solidify our core management team but also prepare the Company to commercialize and scale our technology.”
Mr. Baumel added, “Being part of an innovative company that is positioning itself to capture a large share of the MI detection market is a perfect fit for me. My immediate goals will be to enhance and streamline HeartBeam’s telehealth and ER software product development and regulatory plan, improve overall operations and move the Company toward its FDA studies and submissions and subsequent product launches. I look forward to working with Branislav and the team and leveraging my experience and clinical relationships to drive HeartBeam’s commercialization success.”
About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a development stage digital healthcare company with proprietary ECG telemedicine technology that will redefine the way high-risk cardiovascular patients are diagnosed in an ambulatory setting at any time and any place. Its breakthrough solution employs a reusable, credit card-sized, 3D vector ECG recording device and cloud-based software capable of assisting a physician in diagnosing a wide range of cardiovascular diseases. HeartBeam is initially focusing on a huge unmet need of helping diagnose heart attacks in patients outside of a medical institution. No single lead ECG technology can offer patients and their physicians this value. This underserved market is several times larger than the cardiac arrhythmia detection market based on the prevalence of patients with coronary artery disease at high risk of heart attack. For more information, visit www.heartbeam.com.
Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed Registration Statement on Form S-1, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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